SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   FEBRUARY 15, 1996


                             SOLITRON DEVICES, INC.
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             (Exact name of registrant as specified in its charter)


         DELAWARE                                             22-1684144
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State or other jurisdiction                              (IRS Employer
of incorporation                                          Identification Number)


3301 ELECTRONICS WAY, WEST PALM BEACH, FLORIDA                        33407
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:    (407) 848-4311


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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS:

         BDO Seidman (the "Accountants"), the Registrant's independent public accountants, were dismissed by the Registrant on February 12, 1996. The decision to dismiss the Accountants was made by the Board of Directors of the Registrant.

         The Accountants' reports of the Registrant's consolidated balance sheets for the fiscal year February 28, 1995 and the related consolidated statements of operations, stockholder equity and of cash flows for the years then ended, both contained explanatory paragraphs (Note 1 to the 1995 financial statements, regarding the substantial doubt about the Registrant's ability to continue as a going concern due to the Registrant's Chapter 11 filing and operating losses and its lack of liquidity and capital resources.

         During the Registrant's fiscal years ended February 28, 1995 and February 28, 1994 and the interim period preceding the dismissal, there were no disagreements with the Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Accountants, would have caused the Accountants to make a reference to the subject matter of the disagreements in connection with its reports.

         The Registrant has authorized the Accountants to respond fully to the inquiries of any successor accountant concerning the subject matter described in the foregoing paragraph.

         On February 12, 1995, the Registrant engaged the firm of Millward & Co. as its new independent accountant. During the fiscal years ended February 28, 1995 and February 28, 1994 and through February 12, 1996, the Registrant did not consult with Millward & Co. items including, but not limited to, those which were (1) subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the Accountants as described in Regulation S-B Item 304(a)(2).

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS:

         Exhibit 16 - Letter of BDO Seidman - attached herewith.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     SOLITRON DEVICES, INC.
                                                     (Registrant)


Date:  February 15, 1996                             By: /s/ SHEVACH SARAF
                                                         -----------------------
                                                         Shevach Saraf
                                                         Chairman, President and
                                                         Chief Executive Officer


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